UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 16, 2010

Neah Power Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49962	88-0418806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue SE, Suite 142 Bothell, Washington	98021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (425) 424-3324

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends the Form 8-K that Neah Power Systems, Inc. filed on December 17, 2010 (the “Form 8-K”) to include the “Date of Report” that was mistakenly omitted on the cover page of the Form 8-K.

Item 5.03.            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 16, 2010, Neah Power Systems, Inc. (the “Company”) filed a certificate of correction with the Nevada Secretary of State to correct an error the Company made with respect to the implementation of the Company’s August 2009 increase in authorized common stock from 20 million shares to 80 million shares and 6 for 1 forward stock split.

The Company implemented the authorized share increase and forward stock split by, first, filing a certificate of amendment to the Company’s articles of incorporation on August 3, 2009 to increase the Company’s authorized common stock and, then, effecting a forward split of 6 shares of common stock for every one share of common stock outstanding on August 14, 2009.  The Company has determined that the Company incorrectly filed a certificate of amendment pursuant to Nevada Revised Statutes § 78.390 instead of a certificate of change pursuant to Nevada Revised Statutes § 78.209.  The certificate of change is the correct Nevada form for increasing authorized capital and effecting a corresponding stock split without stockholder approval.

The certificate of correction that the Company filed with the Nevada Secretary of State corrects the implementation of the increase in authorized common stock and the forward stock split by (a) voiding the certificate of amendment that the Company filed on August 3, 2009 and (b) replacing the certificate of amendment with a certificate of change.  The certificate of change effects (a) as of August 3, 2009 an increase in the Company’s authorized common stock from 20 million shares to 80 million shares and (b) as of August 14, 2009 a forward split of 4 shares of common stock for every one share of common stock outstanding.  In addition, the Company’s board of directors has also adopted resolutions to clarify that the Company’s board declared a share dividend of .5 shares of common stock for every one share of common stock outstanding which was effective immediately following the 4 for 1 forward split on August 14, 2009.  Taken together, the 4 for 1 forward split and .5 for 1 share dividend resulted in the equivalent of a 6 for 1 forward stock split.  No fractional shares resulted from either the 4 for 1 stock split or the .5 for 1 share dividend.

The Company’s articles of incorporation, as amended, and the certificate of correction that the Company filed with the Nevada Secretary of State on December 16, 2010 are attached as Exhibits 3.1 and 3.2 to this report on Form 8-K.

Item 9.01             Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
3.1	Neah Power Systems, Inc. Articles of Incorporation, as Amended
3.2	Certificate of Correction filed with the Nevada Secretary of State on December 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neah Power Systems, Inc.

By:	/s/ Gerard C. D’Couto
Gerard C. D’Couto
Chief Executive Officer

Date:  December 20, 2010